Exhibit 99.1

Press Release

For further information:

EXACT Sciences Corporation
Jeffrey R. Luber
President & Chief Executive Officer
+1 (508) 683-1275

EXACT Sciences Announces Revised Corporate Strategy

 — Focus on a Strategic Transaction While Preserving Cash —

— Company to Host Conference Call on Friday—

Marlborough, MA – July 16, 2008 – EXACT Sciences Corporation (NASDAQ: EXAS) today announced that it is revising its corporate strategy to take immediate actions to preserve existing cash while pursuing a strategic alternative for the business.  Although the ongoing strategic evaluation process has not yet resulted in a merger or acquisition offer, the Company believes that with recent regulatory clarity and Laboratory Corporation of America® Holdings’ (LabCorp®) launch of their new stool-based DNA (sDNA) screening test for colorectal cancer (CRC), EXACT is better positioned to pursue a transaction.  After considering current market conditions, EXACT’s current share price and the cost of capital, and a potential delisting of its shares from NASDAQ, EXACT is implementing a set of cost reduction measures rather than seeking to raise capital at this time.  The Company believes that these actions, combined with the ongoing efforts with collaborators on its sDNA technologies, will provide EXACT with greater flexibility in its pursuit of strategic alternatives.

As part of the Company’s cost reduction efforts, EXACT is suspending the clinical validation study of its Version 2 technology, eliminating approximately eight positions, and seeking the re-negotiation of certain fixed commitments.  EXACT anticipates that these initiatives will extend the Company’s existing cash, based on current operating plans, at least through the second quarter of 2009.  The Company expects to record estimated restructuring charges ranging from approximately $200,000 to $400,000 in the third quarter of 2008 in connection with one-time employee termination benefits, including severance, outplacement and other fringe benefits.  These estimated charges will result in future cash expenditures.  In addition, EXACT may incur additional non-cash restructuring charges in the third quarter of 2008 related to write-downs of fixed assets or other intangible assets after performing the requisite impairment analysis.

“Based on our available cash and our determination not to raise capital under existing conditions, we have made the difficult but necessary decision to suspend our clinical study and engage in other cost reduction efforts to extend the time period for pursuing a strategic transaction,” said Jeffrey R. Luber, President & CEO of EXACT Sciences.  “We believe that our recent news of a more clearly defined regulatory path for our technologies and LabCorp’s new product launch will assist us in our discussions with potential acquirers and collaborators.”

On July 14, 2008, LabCorp announced the launch of its new laboratory developed CRC screening test based on the Vimentin gene - a methylated DNA marker that in published studies was shown to be associated with colorectal cancer.  This single-marker test replaces LabCorp’s prior 23-marker stool-based DNA testing service, PreGen-Plus™, that has been the subject of the U.S. Food and Drug Administration (FDA) inquiry.  EXACT is entitled to the same royalty structure relating to LabCorp’s sales of the new CRC test as it had on LabCorp’s prior sDNA-based testing service.

Conference Call Information

EXACT Sciences will host a conference call to discuss the Company’s revised corporate strategy, NASDAQ’s notification of non-compliance, and provide an update on EXACT’s efforts that are underway to identify strategic alternatives for the business on Friday, July 18, 2008 at 8:30 a.m. ET.  A live web cast of the conference call can be accessed at EXACT Sciences’ web site, www.exactsciences.com, through the Investor Relations link.  The conference call and the web cast are open to all interested parties.  An archived version of the web cast will be available at www.exactsciences.com, through the Investor Relations link, for one month.  A replay of the conference call also will be available for 48 hours, beginning two hours after the completion of the live call.

Information for the call is as follows:

Domestic callers: 888.396.2369
International callers: 617.847.8710
Participant Passcode: 24069967

The conference call replay information is as follows:

Domestic callers: 888.286.8010
International callers: 617.801.6888
Passcode: 18506759

EXACT Sciences Corporation

EXACT Sciences Corporation uses applied genomics to develop, patient-friendly screening technologies for use in the detection of cancer.  EXACT maintains an exclusive license agreement with Laboratory Corporation of America® Holdings (LabCorp®) relating to the Company’s intellectual property.  EXACT Sciences’ stool-based DNA technology is included in the colorectal cancer screening guidelines of the American Cancer Society and the U.S. Multi-Society Task Force on Colorectal Cancer (a group comprised of representatives from the American College of Gastroenterology, American Gastroenterological Association, and American Society for Gastrointestinal Endoscopy), and the American College of Radiology. EXACT Sciences is based in Marlborough, Mass.

Certain statements made in this press release that are not based on historical information are express or implied forward-looking statements relating to, among other things, EXACT Sciences’

expectations concerning its process to explore strategic alternatives, anticipated expense reductions, anticipated cash balances, restructuring charges, business prospects and plans, and similar matters.  These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond EXACT Sciences’ control, and which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, EXACT Sciences’ ability to secure FDA approval or clearance for any of its products; changes in FDA guidance or policy; the ability to attract prospective collaborators or other parties to enter into a collaboration, acquisition or other strategic transaction with EXACT; the ability to raise additional capital on acceptable terms; the clinical performance and market acceptance of its technologies; the reproducibility of its research results in subsequent studies and in clinical practice; sufficient investment in the sales and marketing of EXACT Sciences’ technologies; the success of its strategic relationship with LabCorp; EXACT Sciences’ ability to license certain technologies or obtain raw materials for its technologies; the ability to convince Medicare and other third-party payors to provide adequate reimbursement for EXACT Sciences’ technologies; the ability to convince medical practitioners to order tests using EXACT Sciences’ technologies; the ability to increase the performance its technologies; the ability of EXACT Sciences or LabCorp to lower the cost of stool-based DNA screening technologies through automating and simplifying key operational processes; the number of people who decide to be screened for colorectal cancer using EXACT Sciences’ technologies; competition; the ability to protect EXACT Sciences’ intellectual property and the cost of enforcing or defending EXACT Sciences in litigation relating to intellectual property rights; and the possibility that other companies will develop and market novel or improved methods for detecting colorectal cancer. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. EXACT Sciences undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by EXACT Sciences, see the disclosure contained in EXACT Sciences’ public filings with the Securities and Exchange Commission including, without limitation, its most recent Annual Report on
Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC.

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